Exhibit 10.8

CLASSMATES ONLINE, INC.

2004 STOCK PLAN

Amended and Restated as of April 22, 2005

Assumed and Administered by UNITED ONLINE, INC.

1.     Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant, subject to the limitations of Section 7. Stock Purchase Rights and Stock Appreciation Rights may also be granted under the Plan.

2.     Assumption of Plan.  The Plan was originally implemented by Classmates Online, Inc. and assumed by the Company in connection with its acquisition of Classmates Online, Inc. pursuant to that certain Agreement and Plan of Merger by and among the Company, Classmates Online, Inc. and Mariner Acquisition Corp. dated October 23, 2004 (the “Merger Agreement”).  In connection with such assumption, each outstanding option under the Plan was assumed by the Company and converted into an option to acquire shares of the Company’s common stock at an adjusted exercise price per share. Both the number of shares subject to each such option and the exercise price payable per share have been adjusted to reflect the exchange ratio in effect for the exchange of Classmates Online, Inc. shares for shares of the Company’s common stock pursuant to the Merger Agreement.  All assumed options continue to be governed by the terms and provisions of the agreements in effect for those options immediately prior to their assumption by the Company, except for certain adjustments specified in the document evidencing the Company’s assumption of each such option.  The Company has also assumed the unallocated share reserve existing under the Plan immediately prior to the Company’s acquisition of Classmates Online, Inc.  However, such share reserve has been adjusted to reflect the exchange ratio in effect under the Merger Agreement.

3.     Definitions. As used herein, the following definitions shall apply:

(a)   “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 5 hereof.

(b)   “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options, Stock Appreciation Rights or Stock Purchase Rights are granted under the Plan.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)            the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the

Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders, or

(ii)           a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

(e)   “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 5 hereof.

(g)   “Common Stock” means the Common Stock of the Company.

(h)   “Company” means United Online, Inc., a Delaware corporation which has assumed the Plan in connection with its acquisition of Classmates Online, Inc.

(i)    “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(j)    “Corporate Transaction” means either of the following stockholder approved transactions to which the Company is a party:

(i)            a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(ii)           any stockholder-approved transfer or other disposition of all or substantially all of the Company’s assets.

(k)   “Director” means a member of the Board.

(l)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m)  “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute employment” by the Company.

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)   “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(p)   “Hostile Tender-Offer” shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

(q)   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(r)    “Involuntary Termination” shall mean the termination of Optionee’s Service by reason of:

(i)            Optionee’s involuntary dismissal or discharge by the Company (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii)           Optionee’s voluntary resignation following (A) a material reduction in the scope of his or her day-to-day responsibilities at the Company (or any Parent or Subsidiary), it being understood that a change in Optionee’s title shall not, in and of itself, be deemed a material reduction, (B) a reduction in Optionee’s base salary or (C) a relocation of Optionee’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company (or any Parent or Subsidiary) without Optionee’s consent.

(s)   “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company (or any Parent or Subsidiary).

(t)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)   “Option” means a stock option granted pursuant to the Plan.

(v)   “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(w)  “Option Exchange Program” means a program under which outstanding Options are surrendered or cancelled in exchange for new Options (which may have lower exercise prices and different terms), Stock Purchase Rights, and/or cash. The terms and conditions of any Option Exchange Program will be determined by the Administrator in its sole discretion.

(x)    “Optioned Stock” means the Common Stock subject to an Option, Stock Appreciation Right or Stock Purchase Right.

(y)   “Optionee” means the holder of an outstanding Option, Stock Appreciation Right or Stock Purchase Right granted under the Plan.

(z)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Plan” means this 2004 Stock Plan.

(bb) “Restricted Stock” means Shares issued pursuant to a Stock Purchase Right or Shares of restricted stock issued pursuant to an Option.

(cc) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Shares purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan.

(dd) “Section 16 Insider” shall mean an officer or director of the Company subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff)   “Service” means the performance of services to the Company by a Service Provider.

(gg) “Service Provider” means an Employee, Director or Consultant.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 below.

(ii)   “Stock Appreciation Right” means any Tandem Right or Limited Right granted pursuant to the provisions of Section 13 of the Plan.

(jj)   “Stock Appreciation Right Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Stock Appreciation Right award. The Stock Appreciation Right Agreement is subject to the terms and conditions of the Plan.

(kk) “Stock Exchange” means either the American Stock Exchange or the New York Stock Exchange.

(ll)   “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 12 below.

(mm)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(nn)     “Take-Over Price” shall mean the greater of (i) the Fair Market Value per Share on the date the option is surrendered to the Company in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per Share paid by the tender offeror in effecting such Hostile Take-Over..

4.     Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is limited to 952,533 Shares (as adjusted for the exchange ratio in effect under the Merger Agreement and subject to further adjustment pursuant to Section 14 below) plus any additional Shares subject to options outstanding under the Classmates Online 1999 Stock Plan and assumed by the Company pursuant to the Merger Agreement which expire or terminate for any reason prior to exercise in full or are surrendered pursuant to an Option Exchange Program. However, the maximum number of Shares that may be issued pursuant to Incentive Stock Options over the term of the Plan shall in no event exceed 1,159,682 Shares (as adjusted to reflect the exchange ratio in effect under the Merger and subject to further adjustment pursuant to Section 15 below); provided, however, that no further Incentive Stock Options shall be granted under the Plan after November 16, 2004. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option or other award granted under this Plan becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares that were subject thereto shall become available for future grant or issuance under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan, upon exercise of either an Option (including options granted under the Classmates Online, Inc. 1999 Stock Plan) or Stock Purchase Right, and that are subsequently reacquired by the Company pursuant to any forfeiture provision or right to repurchase unvested shares upon an Optionee’s cessation of Service shall be returned to the Plan and shall become available for future distribution under the Plan.  Shares as to which one or more Stock Appreciation Rights are exercised shall not be available for subsequent issuance under the Plan.

5.     Administration of the Plan.

(a)   Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)   Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Options, Stock Appreciation Rights and Stock Purchase Rights may from time to time be granted hereunder;

(iii)          to determine the number of Shares to be covered by each such award granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           to determine the terms and conditions of any Option, Stock Appreciation Right or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Appreciation Rights or Stock Purchase Rights may

be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)          to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii)         to institute an Option Exchange Program;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix)           to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, Stock Appreciation Right or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)            to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and

(xi)           to make all other determinations, in its sole discretion, necessary or desirable for the administration of the Plan.

(c)   Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

6.     Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights and Stock Purchase Rights may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  In no event will any Options, Stock Appreciation Rights or Stock Purchase Rights be granted to individuals who were employed by United Online, Inc. or any Subsidiary (other than Classmates Online, Inc. and any subsidiary of Classmates Online, Inc.) on or before November 17, 2004.

7.     Limitations.

(a)   Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. Notwithstanding the foregoing, no Incentive Stock Options will be granted under the Plan following the assumption of the Plan by United Online on November 17, 2004.

(b)   At-Will Employment. Neither the Plan nor any Option, Stock Appreciation Right or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

8.     Term of Plan. Unless sooner terminated under Section 17, the Plan shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan or (ii) the earlier of the most recent Board or shareholder approval of an increase in the number of Shares reserved for issuance under the Plan.

9.     Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

10.   Option Exercise Price and Consideration.

(a)   Exercise Price. The per Share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)            In the case of an Incentive Stock Option

(A)          granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)           granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant; provided, however, that if, at the time of the grant of such Option, the Optionee owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(iii)          Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)   Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check, (3) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (4) one of the alternative forms of consideration outlined below, or (5) any combination of the foregoing methods of payment. In making its determination as to whether to accept an alternative form of consideration, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. The alternative forms of consideration that the Administrator may consider are as follows:

(i)            Other Shares. The Administrator may determine, in its sole discretion, that it will accept other Shares that are already owned by the Optionee as consideration, provided that such Shares have been owned by the Optionee for more than six (6) months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised. Such Shares shall be surrendered to the Company in good form for transfer. The Optionee shall not surrender Shares if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(ii)           Promissory Note. The Administrator may determine, in its sole discretion, that it will accept a full-recourse, interest bearing promissory note from the Optionee as consideration, provided that the promissory note shall bear a market rate of interest, but in no event less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code and that the Shares issued as a result of the exercise of the Option shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. Subject to the foregoing, the Administrator, in its sole discretion, shall specify the term, interest rate, amortization requirements (if any) and other provisions of such promissory note.

11.   Exercise of Option.

(a)   Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Options shall become exercisable at a rate determined by the Administrator, in its sole discretion, which shall be set forth in the Option Agreement.

An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option.  Except to the extent the Option is exercised through cashless exercise program, the notice shall be accompanied by full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)   Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider for any reason other than for Misconduct or as a result of Optionee’s Disability or death, then his or her Option may be exercised within the period of time following such termination specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after termination, the Optionee does not exercise his or her Option as to the vested Shares within the time specified in the applicable option agreement, then the Option shall terminate as to those Shares, and such Shares shall thereupon revert to the Plan.

(c)   Termination for Misconduct. If an Optionee’s Service with the Company is terminated for Misconduct, the Optionee’s Option shall immediately terminate, the Optionee shall not have the right to exercise his or her Option, and all of the Shares covered by the Option (including those that have vested) shall revert to the Plan.

(d)   Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, then his or her Option may be exercised within the period of time following such termination specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after termination, the Optionee does not exercise his or her Option as to the vested Shares within the time specified in the applicable option agreement, then the Option shall terminate as to those Shares, and such Shares shall thereupon revert to the Plan.

(e)   Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within the period of time following such termination specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  If the Optionee dies while holding the Option, then such Option may, within the applicable post- termination exercise period, be exercised by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not exercised as to the vested Shares within the time specified in the applicable option agreement, then the Option shall terminate as to those Shares, and such Shares shall thereupon revert to the Plan.

12.   Stock Purchase Rights.

(a)   Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the award date), and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)   Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within 90 days after the voluntary or involuntary termination of the purchaser’s Service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the lower of (i) the Fair Market Value of the Shares repurchased and (ii) the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c)   Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terns, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)   Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

13.   Stock Appreciation Rights.

(a)   Authority.  The Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section 13 to selected Optionees or other individuals eligible to receive option grants under the Plan.

(b)   Types.  Two types of stock appreciation rights shall be authorized for issuance under this Section 13: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) limited stock appreciation rights (“Limited Rights”).

(i)            Tandem Rights.  The following terms and conditions shall govern the grant and exercise of Tandem Rights.

One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Administrator may establish, to elect between the exercise of the underlying stock option for Shares or the surrender of that option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of Shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested Shares.

No such option surrender shall be effective unless it is approved by the Administrator, either at the time of the actual option surrender or at any earlier time.  If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section 13 may be made in Shares valued at Fair Market Value on the option surrender date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

If the surrender of an option is not approved by the Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

(ii)           Limited Rights.  The following terms and conditions shall govern the grant and exercise of Limited Rights under this Section 13:

One or more Section 16 Insiders may, in the Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Section 13.

Upon the occurrence of a Hostile Tender-Offer, the Section 16 Insider shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Tender-Offer) to surrender each option with such a Limited Right to the Company. The Section 16 Insider shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Tender-Offer Price of the number of Shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested Shares. Such cash distribution shall be made within five (5) days following the option surrender date.

The Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section 13.  No additional approval of the Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.  Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

(c)   Post-Service Exercise.  The provisions governing the exercise of Tandem and Limited Stock Appreciation Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section 11 for the options granted under the Plan.

(d)   Reduction in Share Reserve.  The exercise of any Tandem or Limited Stock Appreciation Right shall result in a reduction to the number of Shares thereafter available for issuance under the Plan, by the gross number of Shares as to which the Stock Appreciation Right is exercised and not by the net number of Shares actually issued in connection with such exercise.

14.   Limited Transferability of Options, Stock Appreciation Rights and Stock Purchase Rights. Unless determined otherwise by the Administrator, Options, Stock Appreciation Rights and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Option, Stock Appreciation Right or Stock Purchase Right transferable, such Option, Stock Appreciation Right or Stock Purchase Right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (as determined pursuant to the regulations governing S-8 registration statements under the Securities Act) through gifts or domestic relations orders.

15.   Adjustments; Dissolution or Liquidation.

(a)   Adjustments. In the event that any stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares or other change affecting the Shares as a class without the Company’s receipt of consideration, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall make appropriate adjustments to the number and class of Shares that may be delivered under the Plan, and/or the number, class, and exercise or base price of Shares covered by each outstanding Option, Stock Appreciation Right or Stock Purchase Right.

(b)   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option, Stock Appreciation Right or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

16.   Corporate Transaction/Change in Control.

(a)   In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding Option or Stock Appreciation Right shall automatically vest in full so that each such Option or Stock Appreciation Right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable as to all the shares of Common Stock at the time subject to such Option or Stock Appreciation Right and may be exercised with respect to any or all of those shares as fully vested shares of Common Stock.  However, an outstanding Option or Stock Appreciation Right shall not become vested on such an accelerated basis if and to the extent:  (i) such Option or Stock Appreciation Right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect or (ii) such Option or Stock Appreciation Right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any Shares for which the Option or Stock Appreciation Right is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those Shares or (iii) the acceleration of such Option or Stock Appreciation Right is subject to other limitations imposed by the Administrator at the time of the Option grant.

(b)   All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent:  (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Administrator at the time the repurchase right is issued.  All repurchase rights outstanding at the time of a Change in Control shall continue in full force and effect, subject to adjustment pursuant to Paragraph 15(d) below.

(c)   Immediately following the consummation of the Corporate Transaction, all outstanding Options or Stock Appreciation Rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect.

(d)   Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction.  Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities which may be issued pursuant to Incentive Stock Options.  To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, with the Administrator’s consent the successor corporation may, in connection with the assumption of the outstanding Options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

(e)   Among its discretionary powers, the Administrator shall have the ability to structure an Option or Stock Appreciation Right (either at the time the Option or Stock Appreciation Right is granted or at any time while the Option or Stock Appreciation Right remains outstanding) so that the Option or Stock Appreciation Right shall vest and become immediately exercisable as to all or a portion of the shares subject to that Option or Stock Appreciation Right (and the Company’s repurchase rights as to all or a portion of the unvested Shares subject to that Option shall immediately terminate) upon the occurrence of a Corporate Transaction, a Change in Control or the Optionee’s Involuntary Termination within a designated period of time following such Corporate Transaction or Change in Control.

17.   Time of Granting Options, Stock Appreciation Rights and Stock Purchase Rights. The date of grant of an Option, Stock Appreciation Right or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right or Stock Purchase Right, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option, Stock Appreciation Right or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

18.   Amendment and Termination of the Plan.

(a)   Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)   Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)   Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Appreciation Rights and Stock Purchase Rights granted under the Plan prior to the date of such termination.

19.   Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option, Stock Appreciation Right or Stock Purchase Right unless the exercise of such award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.   Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan (as assumed and administered by the Company) on the date indicated above.

UNITED ONLINE, INC.

By:	/s/ FREDERIC A. RANDALL, JR.
Name:	Frederic A. Randall, Jr.
Title:	EVP, General Counsel and Secretary